Exhibit 99.1

For further information, contact:
Scott Brown
Technology Solutions Company
312.373-1300
scott_brown@techsol.com
Technology Solutions Company Announces
2006 First Quarter Financial Results
CHICAGO, IL — May 11, 2006 — Technology Solutions Company (TSC) (Nasdaq: TSCC), a leading consulting firm, today announced its first quarter financial results for the quarter ended March 31, 2006.
First Quarter Metrics
•	Revenues before reimbursements were $9.4 million for the first quarter of 2006, compared with $9.8 million for the first quarter of 2005 and $8.3 million for the fourth quarter of 2005.

•	The net loss for the first quarter was $0.3 million or ($0.13) per share, versus a net loss of $4.2 million or ($1.79) per share in the first quarter of 2005, and a net loss of $9.5 million or ($4.04) per share in the fourth quarter of 2005. The net loss for the fourth quarter of 2005 included charges for impairment of goodwill of $7.3 million, or ($3.10) per share, and restructuring and other charges of $1.0 million, or ($0.44) per share.

•	Utilization for the first quarter was 73 percent, as compared to 65 percent in the fourth quarter of 2005.

•	TSC acquired 5 new clients and 13 new projects from new and existing clients, as compared to 4 new clients and 16 new projects from new and existing clients in the fourth quarter of 2005.

•	In total, there were 55 projects at 41 clients during the quarter, as compared to 72 projects at 41 clients in the fourth quarter.

•	Annualized voluntary turnover was 38 percent, as compared to 31 percent in the fourth quarter of 2005.

•	Days sales outstanding were 69 days at March 31, 2006, and at December 31, 2005.

•	Total headcount at March 31, 2006 was 183, as compared to 168 at December 31, 2005. This increase is largely the result of our acquisition of Charter Consulting, which closed on March 15, 2006.

•	The cash and cash equivalents balance at March 31, 2006 was $16.2 million.
First Quarter Results
Revenues before reimbursements for the quarter ended March 31, 2006 were $9.4 million, which compared with $9.8 million for the same period a year ago. The decrease in revenues before reimbursements was mainly due to the company’s streamlining of their service offerings, which included the elimination of low margin services. First quarter net loss narrowed to $0.3 million, or ($0.13) per share, versus a net loss of $4.2 million or ($1.79) per share in the first quarter of 2005 as the company benefited from its restructuring during 2005 and other cost containment efforts.
Business Commentary
Carl F. Dill, Jr., chairman and acting CEO, stated: “In December of 2005 we re-focused our business on four key practices and lowered our cost base. Our operating results for first quarter show the fruits of that effort, especially when compared to fourth quarter last year. We experienced solid revenue growth and made significant strides towards returning the company to sustained profitability. We are optimistic that our positive momentum will continue based on strong client demand for our services, our reduced cost base, and the integration of Charter Consulting with TSC. I am particularly pleased with the benefits we are receiving as a result of the merger, and with the leadership of David Benjamin, our new President and former Charter CEO.
Mr. Benjamin added: “The integration of our two companies is going extremely well and is receiving a positive reception from both our clients and our staff. We are more convinced then ever that our combined expertise and service offerings will differentiate us in the marketplace.
Conference Call
TSC’s management will host a conference call on Friday, May 12, 2006 at 8 a.m. CDST. The dial-in number for the call is 800-361-0912. For international participants, the dial-in number is +1-913-981-5559. The conference call will also be available live via the Internet in the Investors section of TSC’s Web site at http://www.techsol.com. It is recommended that participants using the Web access the site at least 15 minutes before the conference call begins to download and install any necessary audio software. The call can also be heard online at http://www.firstcallevents.com. For those who cannot access the live broadcast, a replay of the call will be available until midnight CDST on May 25, 2006 by dialing 888-203-1112. The international replay dial-in number is +1-719-457-0820. The pass code for the replay is 3061824.
About TSC
Technology Solutions Company (TSC), including its new division, Charter Consulting, is a leading consulting firm committed to helping its clients grows profitably. We provide high value services in customer value creation and experience management, operational excellence, targeted solutions in enterprise applications for PeopleSoft and SAP, and digital healthcare. We focus on industries that have a strategic need for these services, primarily manufacturing, healthcare and financial services. For more information, please visit http://www.techsol.com and http://www.charterconsult.com.
CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS
This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, the Company’s ability to manage decreased revenue levels; the Company’s need to attract new business and increase revenues; the Company’s declining cash position; the Company’s ability to manage costs and headcount relative to expected revenues; the Company’s ability to successfully introduce new service offerings; the Company’s dependence on a limited number of clients for a large portion of its revenue; the potential loss of significant clients; the Company’s ability to attract new clients and sell additional work to existing clients; the Company’s ability to attract and retain employees; the rapidly changing nature of information technology services, including the Company’s ability to keep pace with technological and market changes and its ability to refine and add to existing service offering; the decreasing level of options available for grants by the Company to attract new employees and to retain existing employees; the Company’s ability to successfully integrate the Charter business with its business; and changing business, economic or market conditions and changes in competitive and other factors, all as more fully described herein and in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time. Forward-looking statements are not guarantees of performance. Such forward-looking statements speak only as of the date on which they are made and, except as may be otherwise required by law, the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update or correct one or more forward-looking statements, investors and others should not conclude that the Company will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.
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TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months
	Ended March 31,
	2006	2005
	(unaudited)
REVENUES:
Revenues before reimbursements	$9,426	$9,828
Reimbursements	1,247	1,240

	10,673	11,068

COSTS AND EXPENSES:
Project personnel	4,968	6,834
Other project expenses	2,015	2,471
Reimbursable expenses	1,247	1,240

Cost of services	8,230	10,545
Management and administrative support	2,817	4,641
Intangible asset amortization	211	256

	11,258	15,442

OPERATING LOSS	(585)	(4,374)

OTHER INCOME:
Net investment income	278	187

LOSS BEFORE INCOME TAXES	(307)	(4,187)

INCOME TAX PROVISION	—	—

NET LOSS	$(307)	$(4,187)

BASIC NET LOSS PER COMMON SHARE	$(0.13)	$(1.79)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	2,385	2,343

DILUTED NET LOSS PER COMMON SHARE	$(0.13)	$(1.79)

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING	2,385	2,343

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2006	2005
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,177	$20,135
Receivables, less allowance for doubtful receivables of $66 and $66	8,187	7,158
Other current assets	616	582

Total current assets	24,980	27,875

COMPUTERS, FURNITURE AND EQUIPMENT, NET	393	390

GOODWILL	2,913	—

INTANGIBLE ASSETS, NET	1,973	979

LONG-TERM RECEIVABLES AND OTHER	3,555	3,555

Total assets	$33,814	$32,799

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$918	$600
Accrued compensation and related costs	3,427	3,420
Restructuring accruals	806	1,429
Other current liabilities	2,867	2,702

Total current liabilities	8,018	8,151

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock, shares issued – 2,677,452 and 2,526,427; shares outstanding – 2,507,375 and 2,356,350	27	25
Capital in excess of par value	129,345	127,800
Stock based compensation	—	89
Accumulated deficit	(98,994)	(98,687)
Treasury Stock, at cost, 170,077 shares	(4,819)	(4,819)
Accumulated other comprehensive income:
Cumulative translation adjustment	237	240

Total stockholders’ equity	25,796	24,648

Total liabilities and stockholders’ equity	$33,814	$32,799